Exhibit 10.1

AMENDMENT TO

2024 EQUITY INCENTIVE PLAN OF HIGH ROLLER TECHNOLOGIES, INC.

Section 4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be 4,200,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).